POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jason C.S. Chang and Jeffrey Chen of ASE Test Limited (the "Company") and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to take the following actions:

     1. To sign a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of up to 12,000,000 ordinary shares, par value US$0.25 each (the "Shares"), to be issued by the Company pursuant to the 2000 Share Option Plan (the "Option Plan"), and one or more amendments to the Registration Statement (including, without limitation, post-effective amendments thereto), and to cause the same to be filed with or, where permitted, transmitted for filing to, the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate.

     2. To sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the qualification of the Shares to be sold pursuant to the Registration Statement under the securities or Blue Sky laws of any of the states or other jurisdictions of the United States or under the securities or other relevant laws of other jurisdictions outside the United States and to cause the same to be filed with the securities or Blue Sky commissions of such states or other jurisdictions or the relevant authorities in the appropriate jurisdictions outside the United States.

     3. To sign such other documents (including, without limitation, such other appropriate documents relating to the Shares and the Option Plan), to take such other actions, including without limitation application for listing on the Nasdaq Stock Market, and/or other securities exchanges, and related actions, and to do such other things as said agents and attorneys-in-fact, or any of them, may deem necessary or appropriate from time to time in connection with the foregoing and in connection with the issuance and sale from time to time by the Company of the Shares pursuant to the Option Plan.


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     IN WITNESS WHEREOF, each of the undersigned has executed this powers of attorney on October 10, 2000:

        Signatures                             Title
        ----------                             -----



/s/ Leonard Liu
-------------------------------
Leonard Liu                         Chief Executive Officer
                                        and Director
                                    (Principal Executive Officer)


/s/ Dr. David Pan
-------------------------------
Dr. David Pan                       President and Director


/s/ Jeffrey Chen
-------------------------------
Jeffrey Chen                        Chief Financial Officer
                                        and Director
                                    (Principal Accounting Officer)


/s/ Jason C.S. Chang
-------------------------------
Jason C.S. Chang                    Chairman


/s/ Richard H.P. Chang
-------------------------------
Richard H.P. Chang                  Vice Chairman


/s/ Chang Yao Hung-ying
-------------------------------
Chang Yao Hung-ying                 Director


/s/ Joseph Tung
-------------------------------
Joseph Tung                         Director


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


/s/ Chin Ko-Chien
-------------------------------
Chin Ko-Chien                       Director


/s/ David D.H. Tsang
-------------------------------
David D.H. Tsang                    Director


/s/ Albert C.S. Yu
-------------------------------
Albert C.S. Yu                      Director


/s/ Sim Guan Seng
-------------------------------
Sim Guan Seng                       Director


/s/ Wang Yung-Kang
-------------------------------
Wang Yung-Kang                      Director


/s/ Alan Tien-Cheng Cheng
-------------------------------
Alan Tien-Cheng Cheng               Director




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